Exhibit 99.1

Press Release

Niska Gas Storage Partners LLC to Participate in Morgan Stanley MLP and Diversified Natural Gas Corporate Access Event

HOUSTON, February 29, 2012 — Niska Gas Storage Partners LLC. (NYSE:NKA) today announced that it will be participating in the Morgan Stanley MLP and Diversified Natural Gas Corporate Access Event in New York, New York, on March 7, 2012.

At the conference, Simon Dupéré, Interim Chief Executive Officer and Chief Operating Officer, Vance Powers, Chief Financial Officer and Rick Staples, Senior Vice President, Commercial, will conduct one on one meetings with institutional investors.

A copy of Niska’s presentation will be posted to the Investor Center section of the Company’s website on the morning of March 7, 2012.

About Niska

Niska is the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. Niska also contracts for gas storage capacity on the Natural Gas Pipeline Company of America system. In total, Niska owns or contracts for approximately 206.5 Bcf of gas storage capacity.

SOURCE: Niska Gas Storage Partners LLC
Niska Gas Storage Partners LLC
Investor Relations:  Vance Powers or Brandon Tran, 403-513-8600